Exhibit 5.1

                                                                                December 14, 2007

Board of Directors

Mines Management, Inc.

905 W. Riverside Ave. Suite 311

Spokane, Washington 99201

Re:          Registration Statement on Form S-3 relating to 2,500,000 shares of common stock

Gentlemen:

                We have acted as counsel for Mines Management, Inc., an Idaho corporation (the “Company”), in connection with the preparation of a Registration Statement on Form S-3 (the “Registration Statement”) filed by the Company with the Securities and Exchange Commission.  The Registration Statement relates to the registration under the Securities Act of 1933 (the “Act”), of 2,500,000 shares of the Company’s common stock (the “Shares”).

We understand that the Shares are to be resold by the selling shareholder to the public as described in the Registration Statement.  In connection with the contemplated resale of the Shares, we have examined such documents and records, including an examination of originals or copies certified or otherwise identified to our satisfaction, and matters of law as we have deemed necessary for purposes of this opinion.  In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals and the conformity with the originals of all documents submitted to us as copies.

Based upon the foregoing and subject to the qualifications and limitations stated herein, we are of the opinion that:

The Shares, when issued by the Company, were legally issued, fully paid and nonassessable shares of common stock of the Company.

                We are members of the Bar of the State of Colorado. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Colorado and statutory provisions of the Idaho Business Corporation Act.  We express no opinion with respect to the laws of any other jurisdiction or of any other law of the State of Idaho.

                We hereby consent to the filing of this opinion as an Exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement and in the Prospectus constituting a part thereof.  In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act of 1933 or under the rules and regulations of the Securities and Exchange Commission relating thereto.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

DAVIS GRAHAM & STUBBS LLP